Exhibit 99.1

HCP ANNOUNCES RESIGNATION OF STEPHEN R. MAULBETSCH

LONG BEACH, CA — September 20, 2007 — HCP (NYSE: HCP) today announced that Stephen R. Maulbetsch has resigned, effective as of the close of business on September 18, 2007, as HCP’s Executive Vice President—Strategic Development to attend to personal matters.

“Steve has been instrumental in building and positioning HCP as one of the premier companies in the real estate investment trust industry during his 22 years of service.  We are grateful for his contributions to HCP and wish him the best of luck in his future endeavors,” said Jay Flaherty, the Company’s Chairman and Chief Executive Officer.

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HCP, Inc. is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of June 30, 2007, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 675 properties and consisted of 273 senior housing facilities, 265 medical office buildings, 42 hospitals, 66 skilled nursing facilities and 29 other healthcare facilities. For more information on the Company, visit the Company’s website at www.hcpi.com.

Contact:

Mark A. Wallace
Executive Vice President—Chief Financial Officer and Treasurer
562-733-5100